Exhibit 99.1

AptarGroup Reports Third Quarter Results

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--October 26, 2017--AptarGroup, Inc. (NYSE: ATR), a global leader in innovative packaging technologies that build brand value, today announced its third quarter results.

Third Quarter 2017 Summary

  Reported sales increased 6% over the prior year driven by 3% core growth and a 3% favorable impact from exchange rates
  Each business segment achieved core sales growth
  Lower custom tooling sales negatively impacted the sales growth by 2%
  Reported net income (9% of net sales) increased to $54 million (+1%)
  EBITDA (19% of net sales) decreased to $118 million (-4%)
  Profit margins were negatively impacted by operational challenges at our decorative facility in Europe, higher professional fees, raw material cost increases and certain currency transaction losses
  Reported earnings per share were $0.83 compared to $0.82 in the prior year (+1%)
  Compared to the prior year, earnings per share for the current period included certain tax benefits amounting to approximately $0.05 related to foreign tax settlements and $0.01 related to stock-based compensation

Third Quarter Results

For the quarter ended September 30, 2017, reported sales increased 6% over the prior year to $624 million. Core sales, which exclude the positive impact from changes in currency exchange rates, increased approximately 3%.

Third Quarter Segment Sales Analysis
(Change Over Prior Year)

	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Core Sales Growth	3%	1%	8%	3%
Currency Effects (1)	3%	3%	2%	3%
Total Reported Sales Growth	6%	4%	10%	6%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephan Tanda, President and CEO, said, “We are pleased to report sales growth in each of our business segments. Our Pharma segment, the leading provider of drug delivery systems to the pharmaceutical industry, grew sales despite a difficult comparison to the prior year, which included a significant amount of custom tooling sales related to a specific project. Demand for our products was broad-based across each end market, and was especially strong in the consumer health care and injectables markets. In our Beauty + Home segment, sales to the personal care and home care markets improved over the prior year, with new business wins contributing to the growth. We continue to offer the industry’s broadest solutions portfolio and are encouraged by the sales improvements in Beauty + Home as we move forward with our initiatives to return this business to long-term sustainable growth. Our Food + Beverage segment had an excellent quarter as demand for our innovative dispensing closures increased in both the food and beverage markets. Offsetting the positive effects of our segments’ sales growth were several factors that negatively impacted our earnings. We continue to address the operational challenges at our decorative facility in Europe, which had a negative impact on our quarterly results. We also experienced higher professional fees related to specific projects, increased raw material costs and negative currency transaction losses related to our operations in Argentina.”

Aptar’s reported earnings per share increased 1% to $0.83 compared to $0.82 reported a year ago. Current period earnings per share included a positive impact of approximately $0.06 related to certain tax benefits compared to the prior year. Adjusting for changes in currency translation rates, comparable earnings per share for the prior year were approximately $0.85.

Year-to-Date Results

For the nine months ended September 30, 2017, reported sales increased 3% to $1.84 billion from $1.79 billion a year ago. Core sales, which exclude the positive impact from acquisitions, increased approximately 2%. Changes in currency exchange rates did not have a significant impact on the sales growth.

Nine Months Year-to-Date Segment Sales Analysis
(Change Over Prior Year)

	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Core Sales Growth	0%	6%	5%	2%
Acquisitions	1%	0%	0%	1%
Currency Effects (1)	0%	0%	(1%)	0%
Total Reported Sales Growth	1%	6%	4%	3%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Tanda commented on the year-to-date results, “We reported top line growth through the first nine months of the year and our Pharma and Food + Beverage segments have performed well, with sales growth in each end market. When we exclude the positive contribution from last year’s acquisition, our Beauty + Home segment achieved sales in line with prior year sales. The diversity of our business continues to be a key strength of Aptar as we serve eight end markets across the globe.”

For the nine months year-to-date, Aptar’s reported earnings per share increased 10% to $2.64 compared to $2.40 reported a year ago. The nine months year-to-date earnings per share included a positive impact of approximately $0.20 related to certain tax benefits compared to the prior year. Prior year adjusted earnings per share, which adjusts for costs related to the Mega Airless acquisition, would have been $2.49.

Outlook

Commenting on Aptar’s outlook, Tanda said, “Looking ahead to the fourth quarter, we expect revenue growth in each segment. We also anticipate certain headwinds will continue, including higher raw material costs and lower results at our decorative facility. We see these as transitory and thus not affecting our long-term view. We remain committed to returning Beauty + Home to profitable growth in the near-term and successfully implementing our new initiatives. Our strong balance sheet allows us to invest in new capabilities and technologies while we remain well-positioned to take advantage of strategic opportunities. We look forward to continuing to leverage our deep understanding of consumer trends and behaviors in order to create value-enhancing solutions for our customers and end consumers around the world.”

Aptar expects earnings per share for the fourth quarter to be in the range of $0.68 to $0.73, excluding any costs related to our current initiatives, compared to $0.77 per share reported in the prior year. Our guidance range is based on an effective tax rate range of 26.5% to 28.5%, which includes an estimate of a potential tax benefit from our adoption of the new accounting standard for share-based compensation. Prior year earnings per share included a positive impact of approximately $0.08 related to certain tax benefits. Adjusting for changes in currency translation rates, comparable earnings per share for the prior year were approximately $0.82.

Cash Dividend

As previously reported, the Board declared on October 19, 2017 a quarterly cash dividend of $0.32 per share, payable November 22, 2017 to stockholders of record as of November 1, 2017.

Open Conference Call

There will be a conference call on Friday, October 27, 2017 at 8:00 a.m. Central Time to discuss Aptar’s third quarter results for 2017. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.

Aptar is a leading global supplier of a broad range of innovative dispensing and sealing solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food, and beverage markets. AptarGroup is headquartered in Crystal Lake, Illinois, with manufacturing facilities in North America, Europe, Asia and South America. For more information, visit www.aptar.com.

Presentation of Non-GAAP Information

This press release refers to certain non-GAAP financial measures, including prior year adjusted earnings per share and adjusted EBITDA, which exclude the impact of transaction costs and purchase accounting adjustments that affected inventory values related to the Mega Airless acquisition. Core sales and adjusted earnings per share also exclude the impact of foreign currency translation effects. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect Aptar’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by Aptar’s management when making financial and operational decisions. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to, the possible impact and consequences of the fire at the Company’s facility in Annecy, France; the impact and extent of contamination found at the Company’s facility in Brazil; economic conditions worldwide including potential deflationary conditions in regions we rely on for growth; political conditions worldwide; significant fluctuations in foreign currency exchange rates or our effective tax rate; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of materials, components and other input costs; the availability of raw materials and components; our ability to successfully implement facility expansions and new facility projects; our ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; volatility of global credit markets; cybersecurity threats that could impact our networks and reporting systems; fiscal and monetary policies and other regulations, including changes in tax rates; direct or indirect consequences of acts of war or terrorism; work stoppages due to labor disputes; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net Sales	$624,326	$589,729	$1,843,388	$1,792,066
Cost of Sales (exclusive of depreciation and amortization shown below) (1)	408,081	381,041	1,192,967	1,145,107
Selling, Research & Development and Administrative (2)	95,748	86,695	292,923	285,841
Depreciation and Amortization	40,087	39,667	114,660	115,944
Operating Income	80,410	82,326	242,838	245,174
Other Income/(Expense):
Interest Expense	(9,733)	(8,753)	(25,707)	(26,547)
Interest Income	1,113	715	2,086	1,759
Equity in Results of Affiliates	(72)	(15)	(142)	(187)
Miscellaneous, net	(2,200)	728	(509)	(995)
Income before Income Taxes	69,518	75,001	218,566	219,204
Provision for Income Taxes	15,989	21,901	48,043	63,187
Net Income	$53,529	$53,100	$170,523	$156,017

Net Income Attributable to Noncontrolling Interests	(6)	(2)	(6)	(8)
Net Income Attributable to AptarGroup, Inc.	$53,523	$53,098	$170,517	$156,009
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$0.86	$0.84	$2.73	$2.48
Diluted	$0.83	$0.82	$2.64	$2.40

Average Numbers of Shares Outstanding:
Basic	62,592	62,858	62,527	62,878
Diluted	64,821	64,690	64,626	64,989

Notes to the Condensed Consolidated Financial Statements:
(1) For the nine months ended September 30, 2016, Cost of Sales included the effect of approximately $2.6 million of purchase accounting adjustments to inventory related to the Mega Airless acquisition.

(2) For the nine months ended September 30, 2016, Selling, Research & Development and Administrative included approximately $5.6 million of costs related to the Mega Airless acquisition.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
ASSETS

Cash and Equivalents	$1,018,666	$466,287
Receivables, net	510,144	433,127
Inventories	323,404	296,914
Other Current Assets	89,181	73,842
Total Current Assets	1,941,395	1,270,170
Net Property, Plant and Equipment	858,439	784,321
Goodwill	439,147	407,522
Other Assets	169,873	144,772
Total Assets	$3,408,854	$2,606,785

LIABILITIES AND EQUITY

Short-Term Obligations	$246,240	$173,816
Accounts Payable and Accrued Liabilities	458,797	369,139
Total Current Liabilities	705,037	542,955
Long-Term Obligations	1,271,530	772,737
Deferred Liabilities	110,463	116,851
Total Liabilities	2,087,030	1,432,543

AptarGroup, Inc. Stockholders' Equity	1,321,514	1,173,950
Noncontrolling Interests in Subsidiaries	310	292
Total Equity	1,321,824	1,174,242

Total Liabilities and Equity	$3,408,854	$2,606,785

AptarGroup, Inc.
Reconciliation of EBIT and EBITDA to Net Income (Unaudited)
(In Thousands)

	Three Months Ended
	September 30, 2017

		Beauty +		Food +	Corporate &	Net
	Consolidated	Home	Pharma	Beverage	Other	Interest
Net Sales	$624,326	333,748	199,547	91,031	-	-

Reported net income	$53,529
Reported income taxes	15,989
Reported income before income taxes	69,518	21,837	55,426	11,668	(10,793)	(8,620)
Adjustments:
None

Earnings before income taxes	69,518	21,837	55,426	11,668	(10,793)	(8,620)
Interest expense	9,733					9,733
Interest income	(1,113)					(1,113)
Earnings before net interest and taxes (EBIT)	78,138	21,837	55,426	11,668	(10,793)	-
Depreciation and amortization	40,087	20,790	10,834	6,448	2,015	-
Earnings before net interest, taxes, depreciation and amortization (EBITDA)	$118,225	$42,627	$66,260	$18,116	$(8,778)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		6.5%	27.8%	12.8%
EBITDA margins (EBITDA / Reported Net Sales)	18.9%	12.8%	33.2%	19.9%

	Three Months Ended
	September 30, 2016

		Beauty +		Food +	Corporate &	Net
	Consolidated	Home	Pharma	Beverage	Other	Interest
Net Sales	$589,729	316,030	191,194	82,505	-	-

Reported net income	$53,100
Reported income taxes	21,901
Reported income before income taxes	75,001	25,380	55,037	10,101	(7,479)	(8,038)
Adjustments:
None

Earnings before income taxes	75,001	25,380	55,037	10,101	(7,479)	(8,038)
Interest expense	8,753					8,753
Interest income	(715)					(715)
Earnings before net interest and taxes (EBIT)	83,039	25,380	55,037	10,101	(7,479)	-
Depreciation and amortization	39,667	21,653	10,185	6,064	1,765	-
Earnings before net interest, taxes, depreciation and amortization (EBITDA)	$122,706	$47,033	$65,222	$16,165	$(5,714)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		8.0%	28.8%	12.2%
EBITDA margins (EBITDA / Reported Net Sales)	20.8%	14.9%	34.1%	19.6%

AptarGroup, Inc.
Reconciliation of EBIT, Adjusted EBIT, EBITDA and Adjusted EBITDA to Net Income (Unaudited)
(In Thousands)

	Nine Months Ended
	September 30, 2017

		Beauty +		Food +	Corporate &	Net
	Consolidated	Home	Pharma	Beverage	Other	Interest
Net Sales	$1,843,388	978,313	598,161	266,914	-	-

Reported net income	$170,523
Reported income taxes	48,043
Reported income before income taxes	218,566	69,248	174,288	31,385	(32,734)	(23,621)
Adjustments:
None

Earnings before income taxes	218,566	69,248	174,288	31,385	(32,734)	(23,621)
Interest expense	25,707					25,707
Interest income	(2,086)					(2,086)
Earnings before net interest and taxes (EBIT)	242,187	69,248	174,288	31,385	(32,734)	-
Depreciation and amortization	114,660	60,017	30,462	18,371	5,810	-
Earnings before net interest, taxes, depreciation and amortization (EBITDA)	$356,847	$129,265	$204,750	$49,756	$(26,924)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		7.1%	29.1%	11.8%
EBITDA margins (EBITDA / Reported Net Sales)	19.4%	13.2%	34.2%	18.6%

	Nine Months Ended
	September 30, 2016

		Beauty +		Food +	Corporate &	Net
	Consolidated	Home	Pharma	Beverage	Other	Interest
Net Sales	$1,792,066	970,687	565,363	256,016	-	-

Reported net income	$156,017
Reported income taxes	63,187
Reported income before income taxes	219,204	79,455	166,870	32,977	(35,310)	(24,788)
Adjustments:
Transaction costs related to the Mega Airless acquisition	5,640				5,640
Purchase accounting adjustments related to Mega Airless inventory	2,577	2,151	426
Adjusted earnings before income taxes	227,421	81,606	167,296	32,977	(29,670)	(24,788)
Interest expense	26,547					26,547
Interest income	(1,759)					(1,759)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	252,209	81,606	167,296	32,977	(29,670)	-
Depreciation and amortization	115,944	63,150	29,802	17,960	5,032	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$368,153	$144,756	$197,098	$50,937	$(24,638)	$-

Segment income margins (Income before income taxes / Reported Net Sales)		8.2%	29.5%	12.9%
Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.5%	14.9%	34.9%	19.9%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Income before Income Taxes	$69,518	$75,001	$218,566	$219,204

Adjustments:
Transaction costs related to the Mega Airless acquisition				5,640
Purchase accounting adjustments related to Mega Airless inventory				2,577
Foreign currency effects (1)		3,008		279
Adjusted Income before Income Taxes	$69,518	$78,009	$218,566	$227,700

Provision for Income Taxes	$15,989	$21,901	$48,043	$63,187

Adjustments:
Transaction costs related to the Mega Airless acquisition				1,483
Purchase accounting adjustments related to Mega Airless inventory				859
Foreign currency effects (1)		798		123
Adjusted Provision for Income Taxes	$15,989	$22,699	$48,043	$65,652

Net Income Attributable to Noncontrolling Interests	$(6)	$(2)	$(6)	$(8)

Net Income Attributable to AptarGroup, Inc.	$53,523	$53,098	$170,517	$156,009

Adjustments:
Transaction costs related to the Mega Airless acquisition				4,157
Purchase accounting adjustments related to Mega Airless inventory				1,718
Foreign currency effects (1)		2,210		156
Adjusted Net Income Attributable to AptarGroup, Inc.	$53,523	$55,308	$170,517	$162,040

Average Number of Diluted Shares Outstanding	64,821	64,690	64,626	64,989

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.83	$0.82	$2.64	$2.40

Adjustments:
Transaction costs related to the Mega Airless acquisition				0.06
Purchase accounting adjustments related to Mega Airless inventory				0.03
Foreign currency effects (1)		0.03		-
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.83	$0.85	$2.64	$2.49

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
($ in thousands, except per share information)

	Three Months Ended
	December 31,
	Expected 2017	2016

Income before Income Taxes		$61,293

Adjustments:
Foreign currency effects (1)		4,396
Adjusted Income before Income Taxes		$65,689

Provision for Income Taxes		$11,706

Adjustments:
Foreign currency effects (1)		936
Adjusted Provision for Income Taxes		$12,642

Net Income Attributable to Noncontrolling Interests		$(6)

Net Income Attributable to AptarGroup, Inc.		$49,581

Adjustments:
Foreign currency effects (1)		3,460
Adjusted Net Income Attributable to AptarGroup, Inc.		$53,041

Average Number of Diluted Shares Outstanding		64,220

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.68 - $0.73	$0.77

Adjustments:
Foreign currency effects (1)		0.05
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.68 - $0.73	$0.82

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings per share using foreign currency exchange rates as of September 30, 2017.

(2) AptarGroup’s expected earnings per share range for the fourth quarter of 2017 is based on an effective tax rate range of 26.5% to 28.5%, which includes an estimate of a potential tax benefit from our adoption of the new accounting standard for share-based compensation.

CONTACT:
AptarGroup, Inc.
Investor Relations Contact:
Matthew DellaMaria
matt.dellamaria@aptar.com
815-477-0424
or
Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-477-0424